EXHIBIT 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES QUARTERLY DIVIDEND

April 22, 2020 Contact: Kathleen J. Chappell, Vice President and CFO	540-955-2510 kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 22, 2020) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on April 22, 2020, of $0.26 per common share payable May 18, 2020 to shareholders of record on May 4, 2020.

The Bank of Clarke County offers a broad range of commercial banking, retail banking and trust and investment services through 12 bank branches located throughout Clarke and Frederick Counties, as well as the City of Winchester, Towns of Purcellville and Leesburg and Ashburn, VA. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.

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